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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A




                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 18, 1996



                               MOTHERS WORK, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      0-21196               13-3045573
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organizational)       File Number)         Identification No.)


 456 North 5th Street, Philadelphia, PA                             19123
(Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code: 215-873-2200


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Item 5.  Other Events.

     On May 31, 1996, the Company consummated a private placement of an aggregate of 200,000 shares of its common stock to a number of institutional investors. The purchase price for the shares was $22.25 per share, and the net proceeds to the Company, after deducting an aggregate commission of $50,000, were $4.4 million. The Company is using the proceeds of the offering (i) to pay the cash portion of the purchase price for the Episode Assets referenced above;
(ii) to finance the opening of additional stores and (iii) for general working capital purposes.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        MOTHERS WORK, INC.


Date: June 18, 1996                     By: /s/ Thomas Frank
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                                            Thomas Frank
                                            Vice President - Finance and
                                            Chief Accounting Officer, the
                                            principal financial officer